Exhibit 10.5

DATE                      1 July 2009

TRILLIANT EXPLORATION CORP

______________________________________________________________

LOAN NOTE INSTRUMENT
CONSTITUTING
TRILLIANT EXPLORATION LOAN NOTES 2009
______________________________________________________________

GSC Solicitors
31-32 Ely Place
London  EC1N 6TD
Tel:  020 7822 2222
Fax:  020 7822 2211

CONTENTS

1       DEFINITIONS AND INTERPRETATION
2       AMOUNT AND STATUS OF LOAN NOTES
3       INTEREST
4       REDEMPTION OF LOAN NOTES
5       VOLUNTARY EARLY REPAYMENT
6       CHANGE OF CONTROL
7       DEFAULT EVENTS
8       TRANSFER
9       CERTIFICATES
10       REGISTER OF THE LOAN NOTES
11       WARRANTIES AND UNDERTAKINGS
12       MEETINGS
13       NO SET-OFF
14       AMENDMENT OF INSTRUMENT
15       COSTS AND EXPENSES
16       THIRD PARTY RIGHTS
17       GOVERNING LAW AND JURISDICTION
SCHEDULE 1
LOAN NOTE CERTIFICATE
SCHEDULE 2
PROVISIONS AS TO REGISTRATION, TRANSFER AND OTHER MATTERS
SCHEDULE 3
CONVERSION
SCHEDULE 4
PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

THIS INSTRUMENT is made by way of deed poll on 1 July 2009

BY:
Trilliant Exploration Corp a company registered under the laws of Nevada USA with company registration number 0001378948 and having its registered office at 2300 West Sahara Avenue Suite 800, Las Vegas, NV 89102 United States of America the "Company").

RECITAL:

The Company has agreed to create up to £1,500,000 loan notes (the "Loan Notes") identifiable as the Trilliant Exploration Loan Notes 2009 and has determined to constitute and issue the same on the terms set out below.

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words have these meanings in this Instrument unless a contrary intention appears;

“Adjustment Event” means any or all of the following, at any time, or by reference to any record date, while the Notes remain in issue:

(a)	any allotment or issue of Equity Securities by the Company by way of capitalisation of profits or reserves;

(b)	any cancellation, purchase or redemption of Equity Securities, or any reduction or repayment of Equity Securities, by the Company;

(c)	any sub-division or consolidation of Equity Securities by the Company; and

(d)
any issue of securities or other instruments convertible into shares in, or Equity Securities of, the Company or any grant of options, warrants or other rights to subscribe for, or call for the allotment or issue of, shares in, or Equity Securities of, the Company, but excluding any issue of Equity Securities of the Company pursuant to the exercise of any options granted to employees or directors of the Company.

“Aggregate Principal Amount” means, in respect of the Loan Notes in issue at any time, the aggregate nominal amount of the Loan Notes outstanding at that time together with all accrued and/or capitalised interest;

“Business Day” means a day other than a Saturday or a Sunday on which banks are open for business in London and times of such days shall be construed in accordance with the time then prevailing in London;

“Certificate” means a certificate evidencing title of the Loan Notes, in the form, or substantially the form, set out in Schedule 1;

“Change of Control Event” means a person or group of persons acting in concert (the “Bidder”) making an offer for 50% or more of the issued Shares of the Company and such offer being declared unconditional or the Bidder otherwise acquiring more than or controlling the voting rights attached to 50% or above of the issued Shares of the Company.

“Commencement Date” means the date of this Instrument;

 “Conversion Date” means the date within 5 Business Days of receipt of Notice of Conversion by the Company;

“Conversion Price” means the price of 45 cents per Share;

“Default Event” has the meaning given to that term in Clause 6.1;

“Directors” means the Board of Directors of the Company from time to time;

“Equity Securities” has the meaning given in section 94 of the Companies Act 1985;

“Extraordinary Resolution” has the meaning given to that term in paragraph 16 of Schedule 4;

 “Group Company” means the Company, any parent company of the Company, and any subsidiary or subsidiary undertakings of the Company or any such parent company, each of its parent undertakings and each of its and their respective subsidiary undertakings and “Group” shall be construed accordingly;

 “Instrument” means this loan note instrument;

“Interest Rate” means 12% per annum (or part thereof) for the remainder of the Term to be paid in accordance with the provisions of paragraph 3 below;

“Heads of Agreement” means the heads of agreement entered into between the Charms Investments Limited and Benbrack Charkit Limited whereby Benbrack Charkit Limited agreed to subscribe for Loan Notes constituted under the terms of this Instrument to the value of £1,500,000 in the Company;

“Investor” means Benbrack Charkit Limited being a party to the Heads of Agreement;

“Loan Notes” means, as the context requires:

(a)	the secured loan notes of the Company constituted by this Instrument pursuant to the terms of the Investment Agreement;

(b)	the amount of the secured loan notes of the Company constituted by this Instrument then issued and outstanding and fully paid up (whether in one or more tranches); or

(c)	a specific portion of the secured loan notes of the Company constituted by this Instrument or the monies represented by the secured loan notes of the Company constituted by this Instrument;

“Loan Note Subscription Date” means the date on which the Loan Notes (or any of them) are subscribed and paid for in cash by the Investor;

“Noteholders” means the person(s) for the time being entered in the Register as the holders of the Loan Notes;

“Notice of Conversion” means notice of Conversion of Loan Notes in writing to be given at any time prior to the expiry of the Term to the Company by Noteholders requiring conversion of Loan Notes into Shares at the Conversion Price.

“Register” means the register of Noteholders maintained by the Company as provided for in Clause 9;

“Registered Office” means the registered office of the Company from time to time;

“Repayment Date” means the date fixed for repayment by the Noteholder(s) being 24 June 2010;

“Share Charge” means the share charge to be granted by the Company on or before the Commencement Date securing the aggregate of the Loan Notes to be issued pursuant to the terms of this Loan Note Instrument.

“Shares” means the shares in the capital of the Company in issue from time to time; and

“Term” means the period from the Commencement Date to the Repayment Date (or, if later, the date of repayment of all of the Loan Notes);

1.2	Interpretation

In this Instrument, unless the contrary intention appears:

(a)	the singular includes the plural and vice versa and any gender includes any other gender;

(b)
‘person’ includes a firm, a partnership, a body corporate, an unincorporated association or body, a state or agency of state, a trust or a foundation (whether or not having separate legal personality);

(c)	a reference to:

(i)	a person includes that person’s heirs, executors, administrators, successors, and assigns;

(ii)	a document means that document as amended, replaced or novated;

(iii)	a statute or other law means that statute or other law as amended or replaced, whether before or after the date of this deed and includes regulations and other instruments made under it;

(iv)	a clause or schedule is a reference to a clause or a schedule in this Instrument;

(v)	a thing or an amount includes the whole and each part of it;

(vi)	a month means a calendar month; and

(vii)	a group of persons includes all of the collectively, any two or more collectively and each of them individually;

(d)	where the word ‘including’ or ‘includes’ is used, it is to be taken to be followed by the words: ‘but not limited to’ or ‘but is not limited to’, as the case requires;

(e)	where a period of time is expressed to be calculated from or after a specified day, that day is included in the period;

(f)	“Pounds Sterling” and “£” denote the lawful currency of the United Kingdom;

(g)	a reference to “date of redemption” means the date on which all the outstanding nominal amount and compounded and/or accrued interest on all the outstanding Loan Notes is finally paid; and

(h)	The Investment Agreement shall be deemed to be incorporated into this Instrument.

1.3	Business Day

If a payment is due, or an event should occur, on a day that is not a Business Day, the date for payment or the occurrence of the event is the next succeeding Business Day.

1.4	Headings

Headings are inserted for convenience and do not affect the interpretation of this Instrument.

2	AMOUNT AND STATUS OF LOAN NOTES

2.1	The aggregate nominal amount of the Loan Notes constituted by this Instrument is limited to £1,500,000 and shall be referred to as the Trilliant Exploration Loan Notes 2009.

2.2
The Company will issue the Loan Notes on the relevant Loan Note Subscription Date for cash at par (being £1.00 per Loan Note) in integral multiples of £1.00 in any number of tranches on the Subscription Date.

2.3
Subject to this Instrument and the Schedules, the whole of the Loan Notes as and when issued shall rank pari passu equally and rateably without discrimination or preference and as an obligation of the Company secured by the grant of the Share Charge.

2.4
The Loan Notes issued under the terms of this Instrument shall be subordinated to $1.5m convertible loan notes issued to Trafalgar Capital Advisors and affiliates issued prior to the date of this Instrument save that the Share Charge shall rank as a first charge over the Secured Assets comprising shares in Global Diamond Resources Plc.

3	INTEREST

3.1	Until the Loan Notes are redeemed or repaid in accordance with this Instrument, interest on the Aggregate Nominal Amount together with capitalised interest shall accrue at the Interest Rate.

3.2	All interest shall be capitalised, compounded and payable quarterly or upon payment or redemption of the Loan Notes;

3.3	Interest shall be calculated on the basis of the actual number of days elapsed for the relevant period.

4	REDEMPTION OF LOAN NOTES

4.1
The Company shall repay to the Noteholder the principal amount together with interest on the Loan Notes at the Interest Rate on the Repayment Date provided always that repayment shall not be required if the Loan Notes are converted in accordance with Schedule 3 hereto.

4.2	All Loan Notes redeemed by the Company pursuant to the terms of this Instrument will be cancelled and will not be available for reissue.

4.3
In the event that any income or other tax is deducted from a payment, the Company will issue to the Noteholder as soon as reasonably practicable a certificate of deduction of tax in respect of the tax deducted or withheld.

5	VOLUNTARY EARLY REPAYMENT

5.1
The Company may at any time, by giving the Noteholders not less than one month's written notice, repay all or a portion of the Loan Notes (such portion being the amount of £100,000 or integral multiples thereof) and immediately upon the expiration of such notice the Company shall repay the amount to the Noteholders specified in such notice (Specified Amount).

5.2	The Company shall also pay to the Noteholders all interest accrued due on the Specified Amount to the date of repayment of the Specified Amount.

5.3	Any payment in reduction in the amount of the Loan Notes under clause 5.1 shall be made pro rata to all Noteholders in proportion to the outstanding amounts of the Loan Notes held by each of them.

6	CHANGE OF CONTROL

6.1
The Company shall immediately notify the Noteholders in writing of a Change of Control Event (the “Notification”) and shall promptly disclose to the Noteholder all reasonably requested information in relation thereto.  Within 60 days of receipt of the Notification, each of the Noteholders shall be entitled by giving notice in writing to the Company to demand immediate repayment of the Aggregate Principal Amount of Loan Notes held by the Noteholder.

7	DEFAULT EVENTS

7.1
Without prejudice to Clauses 4 and 5 each Noteholder shall be entitled to require that all outstanding Loan Notes held by him are immediately repayable at par (with all accrued and/or capitalised interest) on the happening of any of the following events (each a “Default Event”):

(a)	the Company fails to repay any of the Loan Notes within 5 Business Days of the due date for redemption or payment thereof; or

(b)
if an order is made or an effective resolution passed for winding-up of the Company  (otherwise than for the purposes of or in the course of a solvent re-organisation, reconstruction or amalgamation previously approved by the Noteholder); or

(c)
if an encumbrancer has taken possession of or if a receiver, administrative receiver, liquidator, judicial factor or other similar officer is appointed to take possession of the whole or any material part of the property or undertaking of the Company and in any such case is not discharged, withdrawn or removed within 14 days of possession being taken or an appointment being made (excluding any period during which the possession or appointment is being contested in good faith); or

(d)	any administration order or any administration application has been made in respect of the Company; or

(e)
if the Company (otherwise than in the course of a reorganisation, reconstruction or amalgamation with another company in terms previously approved by the Noteholder) ceases or threatens to cease to carry on its business or a substantial part of its business; or

(f)	the Company is deemed to be unable to pay its debts as they fall due or is unable to pay its debts pursuant to or for the purposes of any applicable law; or

(g)
if a material default or breach is made by the Company in the performance or observance of any covenant or provisions (other than any covenant for the payment of the nominal amount on the Loan Notes) binding on it under the Loan Notes which has a material adverse effect on the Company (to be determined by the Noteholder acting reasonably and in good faith ) and, in the case of any default or breach which is capable of remedy, the Company fails to remedy the breach within the period of 10 days after receipt of a written request by the Noteholder; or

(h)
if the security constituted by any mortgage, charge or other security document of the Company becomes enforceable as a result of an event of default (other than an event of default arising out of a liability being contested in good faith) and the security holder takes steps to enforce the security;

(i)	if any warranty given by the Company pursuant to this Instrument proves to have been incorrect in any material respect; or

(j)	there is a material breach of the terms of this Instrument.

The Company will immediately give notice to the Noteholder of the happening of any Default Event upon becoming aware of the same.

8	TRANSFER

The Loan Notes shall be freely transferable (in multiples of not less than £1,000) in accordance with the terms set out in Schedule 2.

9	CERTIFICATES

9.1	The Certificates will be in the form or substantially in the form set out in Schedule 1.

9.2	Every sole Noteholder is entitled without charge to receive one Certificate for the Loan Notes held by that Noteholder.

9.3
Joint Noteholders are entitled to only one Certificate in respect of the Loan Notes held jointly by them.  Such Certificate will be delivered to the joint holder whose name stands first in the Register in respect of the joint holding or to another person as the joint holders direct in writing.

9.4	The Company is not bound to register more than 4 persons as joint holders of any Loan Notes.

9.5
Where part of a holding of Loan Notes has been transferred or redeemed the Company will issue, free of charge to the relevant Noteholder, a fresh Certificate for the balance of the Loan Notes retained by that Noteholder.

9.6
The Company will recognise the registered holder of any Loan Notes as the absolute owner of the Loan Notes.  The Company is not bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Loan Notes may be subject.

9.7
The receipt of the registered holder for the time being of any Loan Notes or in the case of joint registered holders the receipt of any of them for any other monies payable in respect of the Loan Note is a good discharge to the Company, despite any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Loan Notes or monies.

9.8
Every Noteholder, any of whose Loan Notes is due to be redeemed under any of the provisions of this Instrument, shall, not later than the due date for such redemption, deliver up to the Company (at its Registered Office) the Certificate(s) for the Loan

Notes which are due to be redeemed (or an indemnity in lieu thereof in a form acceptable to the Company where such Certificate(s) is lost, defaced or destroyed), in order that the same may be cancelled and, upon such delivery, the Company shall pay the relevant redemption amount to the Noteholder. If any Certificate so delivered includes any Loan Notes which are not to be redeemed at the time at which it is so delivered, the Company shall issue to the Noteholder, without charge, a new Certificate for the balance of such Loan Notes.

9.9
If any Noteholder, any of whose Loan Notes are liable to be redeemed under any of the provisions of this Instrument, shall fail or refuse to deliver up the Certificate(s) for such Loan Notes (or an indemnity in lieu thereof acceptable to the Company where such Certificate(s) is lost, defaced or destroyed) at the time and place fixed for the redemption of such Loan Notes, then the Company shall set aside the relevant amount due to that Noteholder, pay it into a separate interest-bearing bank account which shall be held by the Company in trust for such Noteholder (but without interest (save as may accrue in such account)) and such setting aside shall be deemed, for all purposes of these conditions, to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Loan Notes.

9.10	If the Company shall place such amount on deposit at a bank, the Company shall not be responsible for the safe custody of such amount or for any interest accruing on such amount in such account.

10	REGISTER OF THE LOAN NOTES

10.1	The Company will at all times keep at its Registered Office, or at such other place as the Company may have appointed for the purpose, a register showing:

(a)	the nominal amount of the Loan Notes held by every Noteholder;

(b)	the serial number of each Loan Note issued;

(c)	the date of issue and all subsequent transfers and changes of ownership; and

(d)	the names and addresses of the Noteholders.

10.2	Any Noteholder may at all reasonable times during office hours inspect the Register and take copies of or extracts from the Register.

10.3	The Register may be closed by the Company for such periods and at such times as it thinks fit but not more than 30 days in any calendar year.

10.4	Any change of name or address on the part of any Noteholder will be notified to the Company and the Register will be altered accordingly.

11	WARRANTIES AND UNDERTAKINGS

11.1	The Company undertakes to the Noteholder that:

(a)	it will perform and observe the obligations imposed on it by this Instrument;

(b)	it will comply with the provisions of the Certificates and the provisions set out in Schedules 2 and 3;

(c)
the Loan Notes are held subject to and with the benefit of the terms and conditions set out in this Instrument and are binding on the Company and the Noteholder and all persons claiming through or under them.

11.2	The Company warrants to the Noteholder as follows:

(a)	it is duly incorporated and validly existing under the laws of England;

(b)	it has the power and authority to enter into this Instrument and to issue the Loan Notes and to exercise its rights and perform its obligations under this Instrument and the Loan Notes;

(c)	it has taken all necessary corporate, shareholder and other action to authorise the execution, delivery and performance of this Instrument and the Loan Notes;

(d)
the obligations expressed to be assumed by it in this Instrument and the Loan Notes are, in each case, legal and valid obligations, binding on it in accordance with the terms of this Instrument and the Loan Notes;

(e)
that so far as the Company is aware, all consents, licences, approvals, authorisations, filings and registrations required in connection with the entry into, and performance of, this Instrument and the Loan Notes by it have been obtained and are in full force and effect;

(f)
the Company is not insolvent and no order has been made, petitioned or presented or resolution proposed for the appointment of a liquidator, administrator, receiver or similar officer over or in respect of the Company or any of its assets; and

(g)	the Company has been duly incorporated and is validly subsisting and in good standing under the laws of England and Wales.

11.3	The Company acknowledges that the Noteholder is subscribing for the Loan Notes in reliance on each of the Warranties but not on the basis of any other information.

11.4	The Company agrees to notify the Noteholders as soon as reasonably practicable after it becomes aware of any material breach of any of the Warranties after the date of this Instrument.

11.5	While any of the Loan Notes remain outstanding, the Company undertakes that it will and will procure that all Group Companies will:

(a)
not make a declaration or distribution of any dividend or distribute any capital or profits to shareholders without offering to the Noteholders the right to repayment of the Aggregate Principal Amount;

(b)	save as required to comply with any change to legislation, amend, repeal, supplement or otherwise change its memorandum and articles in any manner or

(c)
not sell, transfer, lease, assign or otherwise dispose of a material part of the undertaking, property, assets of the Company or of any Group Company, or contract to do so otherwise than in the ordinary course of business.

11.6	No application has been, or is intended to be, made to any listing authority, stock exchange or other market for the Loan Notes to be listed or otherwise traded.

12	MEETINGS

Meetings of Noteholders will be conducted in accordance with the provisions of Schedule 4.

13	NO SET-OFF

Payments under this Instrument will be paid by the Company to the Noteholders without regard to any set-off, cross-claim or equities between the Company and the Noteholders.

14	AMENDMENT OF INSTRUMENT

This Instrument may only be amended with the written consent of the Company and the prior approval of the Noteholders given by an extraordinary resolution of the Noteholders.

15	COSTS AND EXPENSES

The Company shall reimburse the Noteholders in respect of all reasonable expenses, including, without limitation, legal fees (and any value added or similar tax thereon) properly incurred by the Noteholders in connection with any actual or proposed amendment or extension of, or any waiver or consent under, or the enforcement or preservation of any of their respective rights under this Instrument, or any of the documents referred to herein.

16	THIRD PARTY RIGHTS

No person other than a Noteholder shall have any right under The Contract (Rights of Third Parties) Act 1999 to enforce any term of this Instrument.

17	GOVERNING LAW AND JURISDICTION

17.1	Governing Law

This Instrument is governed by the law of England and Wales.

17.2	Jurisdiction

The Company irrevocably submits to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter arising out of or in connection with this Instrument.

EXECUTED and DELIVERED as a deed poll on the day and year first set out above.

SCHEDULE 1

LOAN NOTE CERTIFICATE

No. of Certificate ........................                                                                                        Amount of Loan Notes £…………………

Trilliant Exploration Corp

(the “Company")

(Registered in Nevada)

£1,500,000 Loan Notes 2009

(the “Notes”)

This Loan Note is issued under the authority of the Memorandum and Articles of Association of the Company and pursuant to a Resolution of the Board of Directors of the Company passed on ● and a Loan Note Instrument dated ●  (the “Instrument”).

Name and Address(es) of Noteholder: ●

Amount of Loan Notes:  £ ●

Registration Date: ●

THIS IS TO CERTIFY THAT the above Noteholder is the registered holder of the amount shown above of Notes constituted by the Instrument. The Notes are issued subject to and with the benefit of the provisions contained in the Instrument.

EXECUTED as a DEED                      )

for and on behalf of                            )                                       Director

Trilliant Exploration Corp                )

by:                                                          )                              Director/Secretary

NOTES

No transfer or conversion of the whole or any part of the Loan Notes represented by this Certificate can be registered or a new Certificate issued unless accompanied by this Certificate or a certificate of indemnity in a form approved by the Directors of the Company.

Transfers of Loan Notes should be lodged for registration with the Company at the Company’s Registered Office.

SCHEDULE 2

PROVISIONS AS TO REGISTRATION, TRANSFER AND OTHER MATTERS

1.
The Company will recognise the registered holder of any Loan Notes as the absolute owner of the Loan Notes.  The Company is not bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Loan Notes may be subject.

2.
The receipt of the registered holder for the time being of any Loan Notes or in the case of joint registered holders the receipt of any of them for the interest accruing on or for any other monies payable in respect of the Loan Note is a good discharge to the Company, despite any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Loan Notes, interest or monies.

3.
The Loan Notes are transferable by written instrument in any usual or common form (or in such other form as the Directors may approve).  Subject to compliance with the terms of the Loan Notes, the Directors are bound to approve and arrange registration of a transfer of Loan Notes pursuant to this paragraph 3.

4.
Every instrument of transfer accompanied by the Certificate for the Loan Notes to be transferred must be left for registration with the Company at its Registered Office and every transfer will be processed in a manner approved by the Directors.

5.	The transferor must sign every instrument of transfer. The transferor is deemed to remain the owner of the Loan Notes to be transferred until the name of the transferee is entered in the Register.

6.	No fee may be charged for the registration of any transfer or for the registration of any other document relating to or affecting the title to any Loan Notes.

7.
Any person who becomes entitled to any of the Loan Notes as a result of the death or bankruptcy of any Noteholder, or of any other event giving rise to the transmission of such Loan Notes by operation of law may, upon producing such evidence that he sustains the character in respect of which he proposes to act under this condition or of his title as the Directors shall think sufficient be registered himself as the holder of such Loan Notes or, subject to the preceding conditions as to transfer, may transfer such Loan Notes.  The Company may retain any payments paid upon any such Loan Notes which any person under this provision is entitled to transfer until such person is registered or has duly transferred the Loan Notes.

8.	Any nominal amount, interest or other monies payable in respect of the Loan Notes may be paid by cheque or warrant sent through the post at the risk of the holder to:

(a)	the registered address of the holder; or

(b)	in the case of joint registered holders, to the registered address of the first joint registered holder named on the Register; or

(c)	to such person and to such address as the registered holder or the joint registered holders may direct in writing.

9.	Every such cheque or warrant must be made payable to the person to whom it is sent and payment of the cheque or warrant by the bank upon which it is drawn is a satisfaction of the monies being paid.

10.
If any Certificate is defaced, lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Directors reasonably require.  In the case of defacement the defaced Loan Note must be surrendered before the new Certificate is issued.

11.
Any notice or other communication to be given under this Instrument must be in writing and will be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or by facsimile to the address and for the attention of the relevant party as notified by that party.  Any notice will be deemed to have been received:

(a)	if delivered personally, at the time of delivery;

(b)	in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

(c)	in the case of registered airmail within 3 Business Days of the date of posting; and

(d)	in the case of fax, at the time of transmission.

If deemed receipt occurs before 9 am on a Business Day the notice is deemed to have been received at 9 am on that day and if deemed receipt occurs after 5 pm on a Business Day, the notice is deemed to have been received at 9 am on the next Business Day. The addresses and facsimile numbers of the parties for the purposes of the Instrument are in the case of the Noteholders as set out in the Register from time to time or such other address or facsimile number as may be notified in writing by the Company to the Noteholders from time to time.

SCHEDULE 3

CONVERSION

1.
Conversion of the Loan Notes pursuant to this Schedule 3 shall take place at the sole discretion of individual Noteholders giving Notice of Conversion to the Company. For the avoidance of doubt, in the event that Notice of Conversion is not delivered in respect of any Loan Notes issued pursuant to this Instrument the provisions of this Schedule 3 shall not be applicable and all of the outstanding Loan Notes shall remain outstanding and repayable or redeemable by the Company in accordance with the terms of this Instrument.

2.
All outstanding and fully paid Loan Notes shall convert on receipt of Notice of Conversion into fully paid Shares of the class set out below at the Conversion Price, (subject to any Adjustment Event), and otherwise in accordance with the terms of this Schedule 3 within 5 Business Days of the date of Receipt of Notice of Conversion by the Company.

3.
Conversion of the Loan Notes shall be effected by the Company redeeming the relevant Loan Notes on the Conversion Date. Each Noteholder whose Loan Notes are being converted shall be deemed to irrevocably authorise and instruct the Company to apply the redemption moneys payable to that Noteholder in subscribing for Shares at the Conversion Price on conversion of the Loan Notes.

4.
Shares arising on conversion of the Loan Notes shall be issued and allotted by the Company on the Conversion Date and the certificates for such Shares shall be despatched to the persons entitled to them at their own risk.

5.
The Shares arising on conversion of the Loan Notes shall be credited as fully paid and rank pari passu with Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.

6.	The entitlement of each Noteholder to a fraction of a Share shall be rounded to the nearest whole number of Shares which result from the conversion of the Loan Notes.

7.
The Company undertakes that, while the Loan Notes remain in issue, it shall (pending either the payment of any redemption moneys in respect of the Loan Notes or the issue of the Shares on conversion, each in accordance with the provisions of this Instrument):

(a)
notify each Noteholder in writing as soon as reasonably practicable after the relevant board or general meeting of shareholders (whichever is the earliest) has resolved to implement an Adjustment Event specifying the prospective date of the Adjustment Event and the proposed terms of it; and

(b)
maintain sufficient authorised but unissued equity share capital in the Company to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the rights of conversion to be attached to the Loan Notes;

8.
Following an Adjustment Event, the professional advisors or auditors of the Company for the time being shall certify to the Company in writing the adjustments to the number and nominal value of the Shares to be converted which they consider to be necessary so that, after such adjustment and on conversion, the Noteholders shall be entitled to receive the same percentage of the issued share capital of the Company carrying the same proportion of votes exercisable at a general meeting of shareholders and the same entitlement to participate in distributions of the Company, in each case as nearly as practicable, as would have been the case had no Adjustment Event occurred (and making such reduction or increase as is necessary to the premium arising on the issue and allotment of the Shares on conversion of the Loan Notes). The Company shall then notify the Noteholders in writing of the necessary adjustment as determined by the professional advisors or auditors.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.
The Company may at any time, and will upon a written request signed by the registered holders of not less than 10% in nominal value of the Loan Notes for the time being outstanding, convene a meeting of the Noteholders by giving at least 14, and not more than 21, days notice and specifying the place, day and hour of the meeting.  Any such notice will specify the general nature of the business to be transacted at the meeting convened but, except in the case of a resolution to be proposed as an Extraordinary Resolution, it is not necessary to specify the terms of any resolutions to be proposed.  The non-receipt of notice or the accidental omission to give notice to any Noteholder does not invalidate any resolution passed at any such meeting.

2.
In the case of a meeting convened by the Company, a Noteholder nominated by the Company is entitled to take the chair at every such meeting and, in the case of a meeting convened by the Noteholders, the Noteholders present will choose one of their number to be Chairman.  The Directors and officers of the Company and any other person authorised in that behalf by the Directors may attend any such meeting and speak but not vote.

3.
At any such meeting convened, at least 2 persons holding or representing by proxy greater than 50% in nominal amount of the Loan Notes for the time being outstanding shall form a quorum.  No business (other than the choosing of a Chairman) may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

4.
If within 15 minutes from the time appointed for any meeting of the Noteholders a quorum is not present the meeting, if convened upon the requisition of the Noteholders, will be dissolved.  In any other case it will stand adjourned to such day and time (being not less than 14 days or more than 21 days later) and to such place as may be appointed by the Chairman.  At such adjourned meeting at least 2 persons holding or representing by proxy greater than 50% in nominal amount of the Loan Notes for the time being outstanding shall form a quorum provided that at least 7 days notice was given of such adjourned meeting.

5.	Every question submitted to a meeting of Noteholders is decided in the first instance on a show of hands.

6.
At any meeting of Noteholders (unless a poll is demanded by the Chairman or by one or more Noteholders present in person or by proxy and holding or representing in the aggregate not less than 5% in nominal amount of the Loan Notes then outstanding) a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, is conclusive evidence of the fact.

7.
If at any meeting a poll is demanded it will be taken in such manner and either at once or after such adjournment as the Chairman directs and the result of such poll is deemed to be the resolution of the meeting at which the poll was demanded.

8.	Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment must be taken at the meeting without adjournment.

9.
The registered holders of any of the Loan Notes or in the case of joint holders any of them are entitled to vote in respect of such Loan Notes either in person or by proxy and in the latter case as if such joint holder were solely entitled to such Loan Notes.  If more than one joint holder is present at any meeting either personally or by proxy the vote of the senior who tenders a vote (seniority being determined by the order in which the joint holders are named in the Register) will be accepted to the exclusion of the votes of the other joint holders.

10.	Every instrument appointing a proxy must be:

(a)	in writing signed by the appointer or their attorney or in the case of a corporation by a director, secretary or authorised representative of the corporation; and

(b)	in any usual or common form or in such other form as the Directors approve.

11.
Such instrument of proxy, unless the contrary is stated, is valid as well for an adjournment of the meeting as for the meeting to which it relates and need not be witnessed.  A proxy need not be a Noteholder.

12.
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed (or a certified copy of such power of attorney or authority) must be deposited at the Registered Office of the Company at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, in default of which the instrument of proxy is invalid.  A vote given in accordance with the terms of an instrument appointing a proxy is valid despite the death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy is given or transfer of the Loan Notes in respect of which it is given unless previous written notice of such death, insanity, revocation or transfer has been received at the Registered Office.

13.
On a show of hands every Noteholder who (being an individual) is present in person or (being a corporation) is present by a representative has one vote and on a poll every Noteholder present in person or by a representative or by proxy has one vote for every £1.00 nominal amount of the Loan Notes (rounded down to the nearest Pound Sterling) of which they are the holder.

14.	A meeting of the Noteholders may by Extraordinary Resolution and with the consent of the Company sanction any modification or compromise in any respect of:

(a)	the provisions of the Instrument; or

(b)	the rights of the Noteholders as Noteholders against the Company, whether such rights arise under the Instrument or otherwise; or

(c)	postponing or advancing the time for the payment of the nominal moneys or interest payable in respect of the Loan Notes; or

(d)	reducing the rate of interest or for the capitalisation of interest; or

(e)	the exchange of Loan Notes for other securities of the Company or any other company formed or to be formed; and

(f)	may assent to any modification proposed by the Company to the provisions contained in the Instrument.

15.
An Extraordinary Resolution is binding upon all the Noteholders whether present or not present at such meeting and each of the Noteholders is bound to give effect to any such Extraordinary Resolution.  The passing of any such resolution is conclusive evidence that the circumstances justify the passing of such resolution.

16.	The expression "Extraordinary Resolution" means a resolution passed:

(a)	at a meeting of the Noteholders convened and held in accordance with these provisions; and

(b)
by a majority consisting of not less than 75% of the persons present and entitled to vote, voting upon a show of hands, or if a poll is demanded then by a majority consisting of not less than 75% of the votes given on such poll.

17.
A written resolution signed by the holders of 90% in nominal amount of the Loan Notes for the time being outstanding who are entitled to receive notice of meetings in accordance with these provisions is valid and effective as an Extraordinary Resolution. Such written resolution may be contained in one document or in counterparts.

18.
Any Noteholder or their proxy or representative may validly participate in a meeting of the Noteholders by conference telephone or other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting.  A person so participating is deemed to be present in person at the meeting and is counted in the quorum and is entitled to vote.  Such a meeting is deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting is.

19.
Minutes of all resolutions and proceedings at every meeting will be made and entered in books provided by the Company. Any such Minutes purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings held or by the Chairman of the next succeeding meeting of the Noteholders is conclusive evidence of the matters contained in such minutes until the contrary is proved. Every such meeting in respect of the proceedings of which Minutes have been signed is deemed to have been duly convened and held and all resolutions passed at such Meeting to have been duly passed.

EXECUTED and DELIVERED as a deed on the date first above written.

for and on behalf of                         )

Trilliant Exploration Corp             )

By:                                                      )

/s/ William R. Lieberman,  Director